UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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WILSHIRE ENTERPRISES, INC.
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Wilshire Enterprises, Inc.

Setting a Course to Value

Annual Meeting

March 24, 2009

Agenda

I.

Introduction

II.

Wilshire: An Overview

III.

Value Creation Opportunity

IV.

Conclusion

New Leadership - A New Course

Kevin B. Swill President, COO and Member of the Board of
Directors

Investment Banking  - 11 years on Wall St.

President of the financing arm of a multi-billion dollar real estate development and management company

President overseeing an eight-million square foot portfolio of office, retail and industrial properties in New York, New Jersey and Pennsylvania.

Completed over $4 billion in debt and equity financing in support of significant real estate transactions.

New Leadership - A New Course

James M. Orphanides, Member, Board of Directors

Former Chairman, President and CEO, now Chairman
Emeritus, of First American Title Insurance Company of New
York, the largest subsidiary of First American Corp.
(NYSE:FAF), a $ 2 billion real estate services company.

More than 35 years in the title industry

Director of  CB Richard Ellis Realty Trust since 2006.

Member of the New York Land Title Association, American
Land Title Association, International Council of Shopping
Centers (ICSC), Urban Land Institute (ULI) and Pension Real
Estate Association (PREA).

Our Nominees

Miles Berger

Eric J. Schmertz

Miles Berger

Miles Berger, Chairman and Chief Executive Officer, is responsible for spearheading
The Berger Organization’s overall residential, hospitality and commercial operations encompassing more than 1 million square feet of space. Credited as a visionary and catalyst for Newark’s renaissance, he acquired the company’s first property, the
Newark Holiday Inn, on March 3, 1976, from New England Mutual Insurance Co.
The dated building has recently been demolished and the three-acre property is slated for development as a mixed-use transportation hub complex.
Over the years, Miles has acquired more than a dozen hotel and commercial properties throughout Newark, where he has spearheaded several prominent commercial real estate development projects, and other burgeoning Northern New
Jersey cities, including Jersey City and East Orange. His deep appreciation for
Newark’s rich history and personal, unwavering commitment to restoring New
Jersey’s largest city to its past brilliance serves as the foundation for the company’s concentrated real estate acquisitions throughout the city and the employment of more than 220 local residents.

Miles Berger cont.

Miles’ interest in the future of Newark extends beyond the firm’s real estate holdings to his involvement with numerous organizations. He has been recognized for his professional and personal efforts with Newark’s
Businessperson of the Year Award as well as community service honors from the Newark Police Department, Coalition of 100 Black Women, Hispanic Law
Enforcement of Essex County and Newark Emergency Services for Families

Eric J. Schmertz

Eric J. Schmertz is a distinguished professor emeritus of law and former dean of Hofstra Law School, serving as dean from 1982 to 1989. He has been a professor at the law school since its establishment in 1970. In 1981 he was named the Edward F. Carlough Distinguished Professor and Chair in Labor
Law, occupying the school’s first endowed chair. He is also a Distinguished
Scholar and Practitioner in Residence at the Pace University School of Law.

Since 1983, when Mr. Schmertz was elected to the Board of Directors of
Wilshire Enterprises Inc., he has become deeply involved in all aspects of commercial and residential real estate. He was appointed and has served as the lead or supervisory director of the Board; as chairman of its compensation committee; as a member of its audit, executive and strategic planning committees. As the only attorney on the Board, Mr. Schmertz, together with corporate counsel , played a significant role in advising on a wide variety of legal matters confronting the Board, including proxy matters; negotiations for the company’s sale; personnel investigation;
governmental relations; and other contractual and litigable matters.

Eric J. Schmertz cont.

From 1960 to 1968, by appointment of Governor Nelson Rockefeller, he was executive director and a member of the New York State Board of Mediation.
For 12 years following its inception in 1968, he was one of three members of the
New York City Office of Collective Bargaining. From 1967 to 1978, he was the
chief mediator in virtually every contract negotiation between the City of New
York and its firefighter unions. He was also the impartial chairman between those parties for 14 years and chaired the arbitration  board that ended the
City’s only firefighter strike, in 1974.

Professor Schmertz is recognized as one of the nation’s leading labor-
management arbitrators. In a career in public service that has spanned nearly
50 years, he has heard and decided thousands of labor-management disputes.

Our Recent History

Decision to explore alternative methods of increasing stockholder value

Full Value 2007 contest rejection

Freidman Billings search – 90 firms

Merger agreement with NWJ

Market Chaos – NWJ unable to get financing for multi-family
residential property

New Leadership - New Course

Value creation – Existing Properties and Markets

PROPERTY

UNITS

LOCATION

ALPINE VILLAGE

132

New Jersey

JEFFERSON

10

New Jersey

SUNRISE RIDGE

340

Arizona

SUMMERCREEK

180

Texas

VAN BUREN

70

Arizona

WELLINGTON

228

Texas

COMMERCIAL PROPERTY

SQ FT

LOCATION

AMBOY TOWER

75,000

New Jersey

ROYAL PLAZA

79,184

Arizona

TEMPE OFFICE

50,700

Arizona

Our Properties and Markets

II A Path to Value

Opportunities for value creation in the current financial crisis.

The Real Estate Collapse

National overview

Opportunities for growth

A Path to Value

Real Estate markets are cyclical –

The perfect storm of debt shakeouts,

Mortgage crisis

A slowing economy has created a market bottom opportunity.

Not alone in our assessment:

Grubb and Ellis: “Debt will be the hot (real estate) investment type in 2009”

CB Richard Ellis: “2009 is the year of opportunity.  The
outcome…lies in the hands of every owner and buyer.”

We expect commercial real estate to rebound faster than housing.

A Path to Value

Opportunity in the near term by refinancing and renovating

Land joint venture possibility

Senior housing

Renovation and construction costs are falling

A Path to Value

Market dislocations create opportunity.

Careful, well researched investing.

A Path to Value

OUR MARKETS:

             COMMERCIAL

Lenders pressing over-extended owners to motivated sellers

Debt capital needs to flow again - CMBS markets must reformulate

Regulators must restore confidence in securities markets

Systemic overhaul promises more measured debt flows

A Path to Value

OUR MARKETS:

             COMMERCIAL

Commercial real estate markets will be the first to rebound

Debt capital is flowing, but at lower leverage than before

Bailout measures taking hold, confidence will be restored.

A Path to Value

OUR PATH FOR 2009:

Focus on strengthening existing portfolio

Seek out off-market opportunities that offer significant discounts

Buy discounted loans (promissory notes) from lenders

Capitalize on Wilshire's strength and experience - Buy and hold multi-family properties

Bulldog’s self-serving agenda

Despite rejection by holders at the last annual meeting, Bulldog is back.

Dissident nominees offer NO PLAN, NO PATH.

Singleminded agenda: sell or liquidate Wilshire immediately

Fire sale / liquidation makes no sense:

Weak M&A market

Terrible real estate market

Difficult funding environment

Substantial growth opportunities available

A Full Value sale is a Fire Sale.

Bulldog’s self-serving agenda

This Board has demonstrated that it is not entrenched
– they carried through a sales process.  The buyer
backed off, not the Board.

They have considered and determined that a
sale/liquidation of Wilshire at the current time is
simply and clearly NOT in the interests of all Wilshire
shareholders.

We are convinced we have a solid strategy, a path to
increased shareholder value,  and we need your
support to follow it.

Board Committed to Delivering Shareholder Value

All non-employee directors are independent (5 of 7)

Directors have extensive management, finance and real
estate experience

All key committees (Audit, Compensation and
Nominating) comprised solely of independent directors

Active and involved board -- Frequent meetings and
discussions (15 full board meetings in 2007 and 12 full
board meetings in 2008)

Independent presiding director

Our Conclusion:

Real Estate Markets at historic lows

A Path to Value - Leverage our capital and expertise to deliver value to all holders.

Exploring attractive opportunities

Bargain basement fire sale would not be fair.

Wilshire’s Board has and will continue to “Do the Right
Thing” for shareholders.

VOTE THE WHITE PROXY